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Exhibit (21) - Subsidiaries

At December 28, 1996, the Company owned the following subsidiaries, all of which are included in the consolidated financial statements filed as part of the Form 10-K:

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                                                                                         PERCENTAGE
                                                    STATE OF                                 OF
            SUBSIDIARIES                          INCORPORATION                          OWNERSHIP
-----------------------------------------------------------------------------------------------------------------
Carlon Chimes Co.                     Delaware                                              100
Lamson & Sessions Ltd.                Ontario, Canada                                       100
LMS Asia Limited                      Hong Kong                                             100
Dimango Products Corporation          Michigan                                              100


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